                                                                    EXHIBIT 99.1

                         RADIANT TECHNOLOGY CORPORATION

                  1991 INCENTIVE STOCK OPTION PLAN, AS AMENDED
                                       AND
                 1991 NONSTATUTORY STOCK OPTION PLAN, AS AMENDED


        1.     NAME, EFFECTIVE DATE AND PURPOSE.
               ---------------------------------

               (a) This Plan document is intended to implement and govern two separate stock option plans of RADIANT TECHNOLOGY CORPORATION, a California corporation (the "Company"): the 1991 Incentive Stock Option Plan ("Plan A") and the 1991 Nonstatutory Stock Option Plan ("Plan B"). Plan A provides for the granting of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A(b) of the Internal Revenue Code, as amended. Plan B provides for the granting of options that are not intended to so qualify. Unless specified otherwise, all the provisions of this Plan relate equally to both Plan A and Plan B and are condensed for convenience into one Plan document.

               (b) This Stock Option Plan is established effective as of April 30, 1991. The purpose of this Plan is to promote the growth and general prosperity of the Company and its Affiliated and Successor Companies. This Plan will permit the Company to grant options ("Options") to purchase shares of its common stock ("Common Stock"). The granting of Options will help the Company attract and retain the best available persons for positions of substantial responsibility and will provide certain key employees with an additional incentive to contribute to the success of the Company, its Affiliated and Successor Companies. For purposes of this Plan, the term "Affiliated Companies" shall mean any component member of a controlled group of corporations, as defined under Internal Revenue Code Section 1563, in which the Company is also a component member.

        2.     ADMINISTRATION.
               ---------------

               (a) The Plan shall be administered by the Board of Directors of the Company (the "Board").

               (b) The Board shall have sole authority, in its absolute discretion, to determine which of the eligible persons of the Company and its Affiliated and Successor Companies shall receive Options ("Optionees"), and, subject to the express provisions and restrictions of this Plan, shall have sole authority, in its absolute discretion, to determine the time when Options shall be granted, the terms and conditions of an Option other than those terms and conditions fixed under this Plan, the number of shares which may be issued upon exercise of an Option and the means of payment for such shares, and shall have authority to do everything necessary or appropriate to administer the Plan, including but not limited to (i) setting different terms and conditions for different Options and (ii) interpreting the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees.


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               (c) The Board shall have the authority to delegate some or all of the powers granted to it pursuant to this Section 2 to a committee (the "Committee") appointed by the Board and consisting of not less than three (3) members of the Board, one of whom shall be the President of the Company. The Board may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee shall be filled by the Board. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, unless otherwise determined by the Board.

               (d) Aggregate limitations with respect to the participation of directors and officers in the plan:

                      (i) No more than 800,000 shares of Common Stock may be optioned and sold to directors of the Company under Plan A and Plan B considered in the aggregate.

                      (ii) No more than 800,000 shares of Common Stock may be optioned and sold to nondirector officers of the Company under Plan A and Plan B considered in the aggregate.

               (e)    Definitions:

                      (i) RESTRICTED SHAREHOLDER: An individual who, at the time an Option is granted under either Plan A or Plan B, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any Parent, Subsidiary or Successor Corporation of such corporation, with stock ownership to be determined in light of the attribution rules set forth in Section 425(d) of the Internal Revenue Code.

                      (ii) PARENT CORPORATION: A corporation as defined in
Section 425(e) of the Internal Revenue Code.

                      (iii) SUBSIDIARY CORPORATION: A corporation as defined in
Section 425(f) of the Internal Revenue Code.

                      (iv) COMPANY: The term "Company" shall refer to Radiant Technology Corporation, a California corporation, and any Parent, Subsidiary or Successor Corporation of such corporation.

                      (v) OFFICER: The president, secretary, treasurer, any vice president in charge of a principal business function (such as sales, administration, or finance) and any other person who performs similar policy-making functions for the Company.

        3.     ELIGIBILITY.
               -----------

               (a) Plan A: The Board (or the Committee, if so authorized by the Board) may, in its discretion, grant one or more Options under Plan A to any key management employee of the Company of its Affiliated or Successor Companies, including any employee who is a director of the Company or of any of its Affiliated or Successor Companies presently


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



existing or hereinafter organized or acquired. Such options may be granted to one or more such employees without being granted to other eligible employees, as the Board may deem fit.

              (b) Plan B: The Board (or the Committee, if so authorized by the Board), may, in its discretion, grant one or more Options under Plan B to any employee, consultant, independent contractor, salesman, or director of the Company or its Affiliated or Successor Companies. Such Options may be granted to one or more such persons without being granted to other eligible persons, as the Board may deem fit.

        4.     STOCK TO BE OPTIONED.
               ---------------------

               The maximum aggregate number of shares which may be optioned and sold under Plan A and Plan B is One Million (1,000,000) shares of authorized Common Stock of the Company. The foregoing constitutes an absolute cumulative limitation on the total number of shares that may be optioned under both Plan A and B. Therefore, at any particular date the maximum aggregate number of shares which may be optioned under Plan A is equal to One Million (1,000,000) shares minus the number of shares previously optioned under both Plan A and Plan B and the maximum aggregate number of shares which may be optioned under Plan B is equal to One Million (1,000,000) shares minus the number of shares which have been previously optioned under both Plan A and Plan B. All shares to be optioned and sold under either Plan A or Plan B may be either authorized but unissued shares or shares held in the treasury. Shares of Common Stock that:

               (a) are repurchased by the Company after issuance hereunder pursuant to the exercise of an Option, or

               (b) are not purchased by the Optionee prior to the expiration or termination of the applicable Option, shall again become available to be covered by Options to be issued hereunder and shall not, as of the effective date of such repurchase or expiration, be counted as covered by an outstanding Option for purposes of the above-described maximum number of shares which may be optioned hereunder.

        5.     OPTION PRICE.
               -------------

               The Option Price for shares of Common Stock to be issued under either Plan A or Plan B shall be 100% of the fair market value of such shares on the date on which the Option covering such shares is granted by the Board (or the Committee, if so authorized by the Board), except that if on the date on which such Option is granted the Optionee is a Restricted Shareholder, then such Option Price shall be 110% of the fair market value of the shares of Common Stock subject to the Option on the date such Option is granted by the Board (or the Committee, if so authorized). The fair market value of shares of Common Stock for all purposes of Plan A is to be determined by the Board (or the Committee, if so authorized by the Board) in its sole discretion, exercised in good faith.

        6.     TERM OF PLAN.
               -------------



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


               The Plan shall become effective upon April 30, 1991, and shall continue in effect until April 30, 2001, unless terminated earlier by action of the Board. No Option may be granted hereunder after April 30, 2001.

        7.     EXERCISE OF OPTION.
               -------------------

               Subject to the actions, conditions and/or limitations set forth in this Plan document and/or any applicable Stock Option Agreement entered into hereunder, Options granted under this Plan shall be exercisable in accordance with the following rules:

               (a) No Option may be exercised in whole or in part until one (1) year after the date on which the Option is granted by the Board, or by the Committee if so authorized (hereinafter the "Option Grant Date").

               (b) Subject to the specific provisions of this Section 7, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Board shall provide in the terms of each individual Option; provided, however, that Options shall become exercisable as to no less than 20% of the shares covered thereby each year during its term and provided further that by resolution adopted after an Option is granted the Board may, on such terms and conditions as it may determine to be appropriate, and subject to the specific provisions of this Section 7, accelerate the time at which such Option or installment thereof may be exercised. For purposes of this Plan, any accrued installment of an Option granted hereunder shall be referred to as an "Accrued Installment."

               (c) An Option may be exercised when Accrued Installments accrue as provided in the terms under which such Option was granted and at any time thereafter within a period of ten (10) years from the Option Grant Date, subject, however, to the restrictions contained in this Section 7. In no event shall any Option be exercised on or after the tenth anniversary of the Option Grant Date of such Option, regardless of the circumstances then existing (including but not limited to the death or termination of employment of the Optionee).
 The tenth anniversary of the Option Grant Date shall be hereinafter designated the "Tenth Anniversary Date."

        8.     RULES APPLICABLE TO CERTAIN DISPOSITIONS.
               -----------------------------------------

               (a) Notwithstanding the foregoing provisions of Section 7, in the event the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger, consolidation, reorganization or liquidation to another unrelated entity, an Option shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of execution of such agreement and ending as of the earlier of:

                      (i) the day prior to the Tenth Anniversary Date; or

                      (ii) that date which is the later of (A) the date on which the disposition of assets or stock contemplated by the agreement is consummated or (B) is the 30th day following the date of execution of such agreement. The exercise of any Option that was


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



permissible solely by reason of this Subsection 8(a) shall be conditioned upon the consummation of the disposition of the assets or stock under the above-referenced agreement. Upon the later of the dates specified in the first sentence of this subsection, the consummation of any such disposition of assets or stock, this Plan and any unexercised Options issued hereunder (or any unexercised portion thereof) shall terminate and cease to be effective.

               (b) Notwithstanding the foregoing, in the event that any such agreement shall be terminated without consummating the disposition of said stock or assets:

                      (i) any unexercised nonvested installments that had become exercisable solely by reason of the provisions of Subsection 8(a) shall again become nonvested and unexercisable as of said termination of such agreement, and

                      (ii) any option exercised solely by reason of this Subsection 8(a) shall be deemed ineffective and such installments shall again become nonvested and unexercisable as of said termination of such agreement.

               (c) In lieu of permitting any exercise of an Option pursuant to Subsection 8(a) above, the Board (or the Committee, if so authorized by the Board) may, at its election and subject to the approval of the corporation purchasing or acquiring the stock or assets of the Company (the "surviving corporation") arrange for the Optionee to receive upon surrender of Optionee's Option a new option covering shares of the surviving corporation in the same proportion, at an equivalent option price and subject to the same terms and conditions as the old Option. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to such new option immediately after consummation of such disposition of stock or assets over the aggregate option price of such shares of the surviving corporation shall not be more than the excess of the aggregate fair market value of all shares subject to the old Option immediately before consummation of such disposition of stock or assets over the aggregate Option Price of such shares of the Company, and the new option shall not give the Optionee additional benefits which such Optionee did not have under the old Option or deprive the Optionee of benefits which the Optionee had under the old Option.

        9.     MERGERS AND ACQUISITIONS.
               -------------------------

               (a) If the Company at any time should succeed to the business of another corporation' through a merger or consolidation, or through the acquisition of stock or assets of such corporation, Options may be granted under the Plan to option holders of such corporation or its subsidiaries, in substitution for options or rights to purchase stock of such corporation held by them at the time of succession. The Board (or the Committee, if so authorized by the Board) shall have sole and absolute discretion to determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all option holders of such corporation), the number of Options to be received by each of such person, the Option Price of such Option, and the terms and conditions of such substitute Options; provided, however, that the terms and conditions of the substitute Options shall comply with the provisions of Section 425(a) of the Code, such that the excess of the aggregate fair market value of the shares subject to such substitute Option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the


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



aggregate fair market value of all shares subject to the substitute Option immediately before such substitution or assumption Over the aggregate option price of such shares, and the substitute Option or the assumption of the old option does not give the holder thereof additional benefits which he did not have under such old option.

               (b) Notwithstanding anything to the contrary herein, no Option shall be granted not any action taken, permitted or omitted, which would cause the Plan, or any Options granted hereunder as to which Rule 16b-3 under the Securities Exchange Act of 1934 may apply, not to comply with such Rule.

        10.    TERMINATION OF EMPLOYMENT.
               --------------------------

               (a) Subject to the provisions of Subsection 10(b) hereinbelow involving the death or disability of an Optionee while an employee or director of the Company, as of the effective date of the termination of employment or termination of directorship of an Optionee with the Company (or Affiliated Company) for any reason other than death or disability (the "Termination Date"), any unexercised Accrued Installments of the Option granted hereunder to such terminated Optionee shall expire and become unexercisable as of the earlier of:

                      (i) the applicable Tenth Anniversary Date, or

                      (ii) thirty (30) days following said Termination Date; provided, however, that the Board may extend such thirty (30) day period in the case of an Option under Plan A to a period not to exceed three (3) months following the Termination Date and in the case of Options under Plan B to a period not to exceed one (1) year following the Termination Date, but in no event beyond the applicable Tenth Anniversary Date. Any installments of an Option which have not accrued as of the Optionee's termination is death or disability. Any portion of an Option that expires hereunder shall remain unexercisable and be of no effect whatsoever after such expiration notwithstanding that such Optionee may be reemployed by, or again become a director of, the Company or an Affiliated Company.

               (b) Notwithstanding the foregoing provisions of this Section 10, in the event of the death of an Optionee while an employee or director of the Company (or an Affiliated Company), or in the event of the termination of employment or a directorship by reason of the Optionee's disability, any unexercised Accrued Installments of the Option granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of:

                      (i) the applicable Tenth Anniversary Date, or

                      (ii) the first anniversary of the date of death of such Optionee (if applicable), or

                      (iii) the first anniversary of the date of the termination of employment or directorship by reason of disability (if applicable). Any such Accrued Installments of a deceased Optionee may be exercised prior to their expiration by (and only by) the person or persons to whom the Optionee's Option rights shall pass by will or by the laws of descent and distribution, if applicable, subject, however, to all of the terms and conditions of this Plan and the applicable Stock Option Agreement governing the exercise of Options granted hereunder. For purposes of this Subsection 10(b), an Optionee shall be deemed employed by the Company (or Affiliated Company) during any period of leave of absence from active employment as authorized by the Company (or Affiliated Company).

        11.    EXERCISE OF OPTIONS.
               --------------------

               (a) An Option shall be deemed exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment in cash or cash equivalents (or with shares of Common Stock pursuant to Section 14) for the shares with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued except as provided in Section 24.

               (b) An Option may be exercised in accordance with this Section 11 as to all or any portion of the shares covered by any Accrued Installment of the Option from time to time during the applicable option period, but shall not be exercisable with respect to fractions of a share.

               (c) As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan, the Company shall, without charging transfer or issue tax to the Optionee, deliver to the Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing the shares of Common Stock as to which the Option has been exercised. The time of issuance and delivery of the Common Stock may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national or regional securities exchange and any law or regulation applicable to the issuance and delivery of such shares.

        12.    AUTHORIZATION TO ISSUE OPTIONS AND SHAREHOLDER APPROVAL.
               --------------------------------------------------------

               Options granted under the Plan shall be conditioned upon the Company obtaining any required permit from the California Department of Corporations and/or other appropriate governmental agencies, free of any conditions not acceptable to the Board, authorizing the Company to issue such Options, provided, however, such condition shall lapse as of the effective date of issuance of such permit(s) in a form to which the Company does not object within sixty (60) days. The grant of Options under the Plan also is conditioned on approval of the Plan by the vote or written consent of the holders of a majority of the outstanding shares of the Company's Common Stock; and no Option granted hereunder shall be effective or exercisable unless and until the Plan has been so approved.




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



        13.    LIMIT ON VALUE OF OPTIONED SHARES.
               ----------------------------------

               The aggregate fair market value (determined as of the Option Grant Date) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under all stock option plans of the Company shall not exceed $100,000. The limitation imposed by this Section 13 shall not apply with respect to nonstatutory stock options granted under Plan B.

        14.    PAYMENT OF EXERCISE PRICE WITH COMPANY STOCK.
               ---------------------------------------------

               The Board (or the Committee, if so authorized) may provide that, upon exercise of the Option, the Optionee may elect to pay for all or some of the shares of Common Stock underlying the Option with shares of Common Stock of the Company previously acquired and owned at the time of exercise by the Optionee, provided that the Optionee will make representations and warranties satisfactory to the Company regarding his or her title to the shares used to effect the purchase, including without limitation representations and warranties that the Optionee has good and marketable title to such shares free and clear or any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has fur[ power to deliver such shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Company. The equivalent dollar value of the shares used to effect the purchase shall be the fair market value of the shares on the date of the purchase as determined by the Board (or the Committee, if so authorized) in its sole discretion, exercised in good faith.

        15.    STOCK OPTION AGREEMENT.
               -----------------------

               The terms and conditions of Options granted under the Plan shall be evidenced by a Stock Option Agreement (hereinafter referred to as the "Agreement") executed by the Company and the person to whom the Option is granted. Each agreement shall contain the following provisions:

               (a) A provision fixing the number of shares which may be issued upon exercise of the Option;

               (b) A provision establishing the Option Price per share;

               (c) A provision establishing the times and the installments in which Options may be exercised;

               (d) A provision incorporating therein this Plan by reference;

               (e) A provision clarifying which Options are intended to be Incentive Stock Options under Plan A and which are intended to be nonstatutory stock options under Plan B;

               (f) A provision fixing the maximum duration of the Option as not more than ten (10) years from the Option Grant Date;



                                        8

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               (g) Such representations and warranties by the Optionee as may be required by Section 25 of this Plan or as may be required by the Board (or the Committee) in its discretion;

               (h) Any other restrictions (in addition to those established under this Plan) as may be established by the Board (or the Committee) with respect to the exercise of the Option, the transfer of the Option, and/or the transfer of the shares purchased by exercise of the Option, provided that such restrictions are not in conflict with this Plan; and

               (i) Such other terms and conditions not inconsistent with this Plan as may be established by the Board (or the Committee) in its discretion.

        16.    TAXES, FEES AND EXPENSES.
               -------------------------

               The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and/or the issue and transfer of shares pursuant to the exercise of such Options, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

        17.    WITHHOLDING OF TAXES.
               ---------------------

               The grant of Options hereunder and the issuance of Common Stock pursuant to the exercise of such Options is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of any such Option.

        18.    AMENDMENT OR TERMINATION OF THE PLAN.
               -------------------------------------

               (a) The Board may amend this Plan from time to time in such respects as the Board may deem advisable, provided, however, that no such amendment shall operate to (i) affect adversely an Optionee's rights under this Plan with respect to any Option granted hereunder prior to the adoption of such amendment, except as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law, or (ii) increase the maximum aggregate number of shares which may be optioned and sold under the Plan.

               (b) The Board may at any time terminate this Plan. Any such termination of the Plan shall not, without the written consent of the Optionee, alter the terms of Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

        19.    OPTIONS NOT TRANSFERABLE.
               -------------------------

               Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or


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involuntarily by operation of law, otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of an Optionee only by such Optionee.

        20.    NO RESTRICTIONS ON TRANSFER OF STOCK.
               -------------------------------------

               Common Stock issued pursuant to the exercise of an Option granted under this Plan (hereinafter "Optioned Stock"), or any interest in such Optioned Stock, may be sold, assigned, gifted, pledged. hypothecated, encumbered or otherwise transferred or alienated in any manner by the holder(s) thereof, subject, however, to any representations or warranties requested under Section 25 of this Plan and also subject to compliance with any applicable federal, state or other local law, regulation or rule governing the sale or transfer of stock or transfer of stock or securities.

        21.    RESERVATION OF SHARES OF COMMON STOCK.
               --------------------------------------

               The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

        22.    RESTRICTIONS ON ISSUANCE OF SHARES.
               -----------------------------------

               The Company, during the term of this Plan, will use its best efforts to seek to obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the authorization deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of such stock will meet applicable legal requirements shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such authorization or confirmation have not been obtained.

        23.    NOTICES.
               --------

               Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to a person to whom an Option is granted hereunder shall be addressed to him or her at the address given beneath his signature on his or her Stock Option Agreement, or at such other address as such person or his or her transferee (upon the transfer of Optioned Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each-transferee holding Optioned Stock to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her correct mailing address.



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



        24.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
               -------------------------------------------

               If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then upon proper authorization of the Board an appropriate and proportionate adjustment shall be made in the number or kind of shares which may be issued upon exercise of Options granted under the Plan; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Common Stock or other classes of the Company's securities.

        25.    REPRESENTATIONS AND WARRANTIES.
               -------------------------------

               As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended or any other applicable law, regulation or rule of any governmental agency.

        26.    NO ENLARGEMENT OF EMPLOYEE RIGHTS.
               ----------------------------------

               This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company or its Affiliated Companies, or to interfere with the right of the Company or an Affiliated Company to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in Options authorized hereunder prior to the grant of such an Option to such employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

        27.    INFORMATION TO OPTION HOLDERS.
               ------------------------------

               During the period any options granted to employees of the Company remain outstanding, such employee-option holders shall be entitled to receive, on an annual or other periodic basis, financial and other information regarding the Company. The Board (or the Committee, if so authorized) shall exercise its discretion with regard to the nature and extent of the financial information so provided, giving due regard to the size and circumstances of the Company and, if the Company provides annual reports to its shareholders, the Company's practice in connection with such annual reports. Notwithstanding the above, if the issuance of options under either Plan A or Plan B is limited to key employees whose duties in connection with the Company assure their access to equivalent information, this Section 23 shall not apply to such employees and plan.

        28.    LEGENDS ON STOCK CERTIFICATES.
               ------------------------------

               Each certificate representing Common Stock issued under this Plan shall bear whatever legends are required by federal or state law or by any governmental agency. In particular, unless an appropriate registration statement is filed pursuant to the Federal Securities Act of 1933, as amended, with respect to the shares of Common Stock issuable under this Plan, each certificate representing such Common Stock shall be endorsed on its face with the following legend or its equivalent:

               "Neither the Option pursuant to which the shares represented by this certificate are issued nor said shares have been registered under the Federal Securities Act of 1933, as amended (the "Act"). Transfer or sale of such securities or any interest therein is unlawful except after registration, or pursuant to an exemption from the registration requirements, as provided in the Act and the regulations thereunder."

               A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.

        29.    SPECIFIC PERFORMANCE.
               ---------------------

               The Options granted under this Plan and the Optioned Stock issued pursuant to the exercise of such options cannot be readily purchased or sold in the open market, and, for that reason among others, the Company and its shareholders will be irreparably damaged in the event that this Plan is not specifically enforced. Should any dispute arise concerning the sale or other disposition of an Option and/or Optioned Stock, an injunction may be issued restraining such sale or other disposition of such Option and/or Optioned Stock pending the determination of such Option controversy. In the event of any controversy concerning the right or obligation to purchase or sell any such Option or Optioned Stock, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

        30.    INVALID PROVISIONS.
               -------------------

               In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

        31.    APPLICABLE LAW.
               ---------------

               This Plan shall be governed by and construed in accordance with the laws of the State of California.


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



        32.    SUCCESSORS AND ASSIGNS.
               -----------------------

               This Plan shall be binding on and inure to the benefit of the Company and the employees to whom an Option is granted hereunder, and such employees' heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

              IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this Plan on April 30, 1991, the Company has caused this Plan to be duly executed by its duly authorized officers, effective as of April 30, 1991.

                                            RADIANT TECHNOLOGY CORPORATION, a
                                            California corporation


                                            By:  /s/ Carson T. Richert
                                               ---------------------------------
                                                   Carson T. Richert, President


                                            By:  /s/ Mercy Gingrich
                                               ---------------------------------
                                                   Mercy Gingrich, Secretary



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